EXHIBIT 10.8

[Execution Version]

AMENDMENT NO. 1

        AMENDMENT NO. 1 dated as of April 13, 2004 (“Amendment No. 1”) to the Credit Agreement dated as of August 7, 2003 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) between MORRIS PUBLISHING GROUP, LLC (“MCC”), MORRIS COMMUNICATIONS COMPANY, LLC (the “Borrower”, and together with MCC, the “Obligors”), the lenders party thereto and JPMORGAN CHASE BANK, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

        The Obligors and the Administrative Agent pursuant to authority granted by, and having obtained all necessary consents of, the Required Lenders, wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

        Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

        Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

        2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

        2.02. Financial Condition. The second sentence of Section 3.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

“All such financial statements are complete and correct and fairly present the consolidated financial condition of MCC and its Restricted Subsidiaries (and of the Newspaper Entities) as at said dates and the respective consolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 2003, to normal audit adjustments and, in the case of each of such financial statements, to adjustments of goodwill and amortization of intangible assets all as described by MCC to the Lenders in connection with Amendment No. 1 hereto) all in accordance with generally accepted accounting principles and practices applied on a consistent basis.”

        2.03. Financial Statements and Other Information. Section 5.01(b) of the Credit Agreement is hereby amended by inserting the following language at the end thereof:

“,	provided that, in the case of the fiscal year ended December 31, 2003, the foregoing shall be delivered on or before May 14, 2004.”

        Section 3. Waiver of Event of Default. The Administrative Agent hereby waives any Default that may arise under paragraph (b) of Article VII of the Credit Agreement as a result of the failure by the Obligors to deliver reports with respect to the fiscal year ended December 31, 2003 within the time periods provided in Section 4.3 of the indenture relating to the 2003 Senior Subordinated Notes, such waiver to be effective for the period from the date hereof through and including the earlier of (i) May 14, 2004, and (ii) the date, if any, that is 29 days after the date upon which the Trustee under the 2003 Senior Subordinated Notes, or the holders of 25% or more of the 2003 Senior Subordinated Notes, shall deliver notice of such failure to the Borrower.

        Section 4. Representations and Warranties. The Obligors represent and warrant to the Lenders and the Administrative Agent that (i) the representations and warranties (as amended hereby) set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 1 and (ii) no Default or Event of Default has occurred and is continuing.

        Section 5. Conditions Precedent. The amendment set forth in Section 2 hereof, and the waiver set forth in Section 3 hereof, shall become effective as of the date hereof upon the receipt by the Administrative Agent of executed counterparts of this Amendment No. 1 from each Obligor and from the Administrative Agent pursuant to authority granted by, and having obtained all necessary consents of, the Required Lenders.

        Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

MORRIS PUBLISHING GROUP, LLC

By:
Name: Craig S. Mitchell Title:

MORRIS COMMUNICATIONS COMPANY, LLC

By:
Name: Craig S. Mitchell Title:

Administrative Agent

JPMORGAN CHASE BANK, individually and as Administrative Agent

By:
Name: Peter B. Thauer Title: Vice President